                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 1997, with respect to the consolidated financial statements and schedules of Rental Service Corporation as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, in the Registration Statement (Form S-1 No. 333-40707) and related Prospectus of Rental Service Corporation for the registration of 5,000,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona

December 15, 1997